EXHIBIT 10.50

                            BUSINESS LOAN AGREEMENT
                            -----------------------
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                          ELECTRONIC ASSOCIATES, INC.

                            BUSINESS LOAN AGREEMENT

                  This Business Loan Agreement made this 8th day of September, 1994, by and between Electronic Associates, Inc., a New Jersey corporation with offices at 185 Monmouth Parkway, West Long Branch, New Jersey 07764-9989 ("Lender") and Tanon Manufacturing, Inc., a California corporation with offices at 46360 Fremont Boulevard, Fremont, California 94538-6406 ("Borrower").

ARTICLE I.  DEFINITIONS

         "Closing" or "Closing Date" means the date hereof or            , 1994.

         "Collateral" means all tangible and intangible personal property held by the Borrower for use primarily in business as more fully set forth in the Security Agreement of even date herewith.

         "GAAP" means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as the same shall exist from time to time.

         "Guaranty" means that certain Guaranty of even date herewith executed by Joseph Spalliero and his wife, Patricia Spalliero, which Guaranty is secured by a pledge of the stock held by Joseph and Patricia Spalliero in Tanon Manufacturing, Inc.

         "Indebtedness" means all amounts of principal, interest, fees, expenses or other costs owed Lender by Borrower arising under or in connection with this Business Loan Agreement or any other Loan Document including, but not limited to, costs and expenses of collection and any amounts incurred by Lender, in its discretion, to maintain or protect any Collateral or other property securing a Loan.

         "Lease Payments" means any direct or indirect payments or payments whether as rent or otherwise, including fees, service or finance charges, under any capital or operating lease, rental or other arrangement for the use of property of any other person and whether or not there is an option to purchase.

         "Loan" means the sum which Lender agrees to lend to Borrower as specified in Section 2.1 of this Business Loan Agreement and pursuant to the terms and provisions hereof.

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         "Loan Documents" means this Business Loan Agreement and each other document delivered pursuant to this Business Loan Agreement including, but not limited to, the Note and any security agreement, pledge agreement, guaranty or assignment of rents and leases.

         "Note" means the promissory note executed by Borrower hereunder to evidence the Loan.

         "Officer Compensation" means the annualized aggregate amount of salaries, withdrawals or compensation paid to the Chief Executive Officer, President, Chief Financial Officer, Secretary and Vice-Presidents of Borrower, such amount to be determined as of the Closing Date.

         "Pledge Agreement" means that certain Pledge Agreement of even date herewith executed by Joseph Spalliero and his wife, Patricia Spalliero, pursuant to which Joseph Spalliero and Patricia Spalliero pledged stock held in Tanon Manufacturing, Inc. as security for the Guaranty.

         "Prime Rate" means that rate of interest per annum announced by Congress Financial Corporation from time to time as its "prime rate" which may represent the lowest rate charged by Congress Financial Corporation to other borrowers, or to any class of borrowers, at any time, or from time to time.

         "RICO" means the Racketeer Influenced and Corrupt Organization Act, as amended by the Comprehensive Act of 1984, 18 USC Sections 1961- 68.

         "Security Agreement" means that certain Security Agreement of even date herewith by and between Lender and Borrower pursuant to which Borrower grants a security interest in all of Borrower's Collateral as security for the Loan.

         "Term" means the period of time commencing on the Closing Date and ending on the Termination Date.

         "Termination Date" means the earlier of (i) the date on which Lender demands payment of the Loan or (ii) March 1, 1995, unless extended by the mutual consent of Lender and Borrower.

         "Unmatured Event of Default" means any event which with the passage of time or giving of notice, or both, could become an Event of Default.

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ARTICLE II.  THE LOAN

                  2.1 Under and subject to the terms and provisions hereof Lender agrees to lend to Borrower the sum of One Million Dollars
($1,000,000.00).

                  2.2 The entire outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon, shall be due and payable by Borrower to Lender on the earlier of the 30th day following written demand for payment by Lender or March 1, 1995.

                  2.3 The Loan shall bear interest at the rate of the Prime Rate plus 2.25%. Interest on the unpaid balance of principal shall be computed on a 365 day basis and the actual number of days elapsed. The variable interest rate shall change when and as the Prime Rate changes.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF BORROWER

                  Borrower makes the following representations and warranties, both with respect to itself and all subsidiaries of Borrower, to Lender:

                  3.1 Borrower is and on the Closing Date will be a corporation duly organized, validly existing and in good standing as such under the laws of the state in which it is organized and is and on the Closing Date will be entitled to own its properties and conduct its business in the places where such properties are now owned and such business is now conducted.

                  3.2 Neither the execution nor delivery of this Agreement or any other Loan Document nor the fulfillment or compliance with the terms and conditions hereof or thereof will conflict with or result in a breach of or constitute a default under the terms, conditions or provisions, of Borrower's charter documents or By-Laws or of any contract, agreement or instrument (including any provisions of any debt) to which Borrower is a party or by which Borrower or any of its properties is bound.

                  3.3 All corporate action on the part of Borrower, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Loan Documents has been duly and properly taken; and Borrower intends that this Agreement and the Loan Documents shall be valid and binding obligations of Borrower enforceable against Borrower in accordance with its and their terms.

                  3.4 The proceeds of the Loan made hereunder shall be used by Borrower exclusively for working capital and for no other purpose. Borrower's business operations are the contract manufacturing of electronic circuit boards and computer components.

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                  3.5 There are no actions, suits or proceedings pending, or threatened against Borrower or its property by or before any court or administrative agency. Borrower has complied in all material respects with all laws, rules and regulations relating to the conduct of Borrower's business including, but not limited to, those applying to the use, storage or disposal of hazardous waste or toxic materials and RICO.

                  3.6 No debt of Borrower is now or at Closing will be in default under the provisions thereof.

                  3.7 All of Borrower's financial statements furnished to Lender were prepared in accordance with GAAP consistently applied, are true and correct and fully and accurately present Borrower's financial condition and results of operations at and for the periods therein specified; and there has been and on the Closing Date hereunder there will have been no material adverse change in the conditions, financial or otherwise, of Borrower since the date of the last financial statement provided to Lender, other than normal seasonal variations occurring in the ordinary course of business.

                  3.8 Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF LENDER

                  4.1 Lender is and on the Closing Date will be a corporation duly organized, validly existing and in good standing as such under the laws of the state in which it is organized and is and on the Closing Date will be entitled to own its properties and conduct its business in the places where such properties are now owned and such business is now conducted.

                  4.2 Neither the execution nor delivery of this Agreement or any other Loan Document nor the fulfillment or compliance with the terms and conditions hereof or thereof will conflict with or result in a breach of or constitute a default under the terms, conditions or provisions, of Borrower's charter documents or By-Laws or of any contract, agreement or instrument (including any provisions of any debt) to which Borrower is a party or by which Borrower or any of its properties is bound.

                  4.3 All corporate action on the part of Lender, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Loan Documents has been duly and properly taken; and this Agreement and the Loan Documents constitute valid and

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binding obligations of Lender enforceable against Lender in accordance with its and their terms.

                  4.4 Except as set forth on Exhibit "A" hereto, there are no actions, suits or proceedings pending, or threatened against Lender or its property by or before any court or administrative agency. Lender has complied in all material respects with all laws, rules and regulations relating to the conduct of Lender's business including, but not limited to, those applying to the use, storage or disposal of hazardous waste or toxic materials and RICO.

                  4.5 Lender acknowledges that Lender has reviewed Borrower's business records including financial statements of Borrower.

ARTICLE V. SECURITY

                  5.1 The Loan shall be secured by all of the Borrower's Collateral as more fully set forth in the Security Agreement and Borrower will comply with all terms, conditions and provisions set forth in the Security Agreement.

                  5.2 The Loan shall be guarantied by Joseph Spalliero and his wife, Patricia Spalliero (the "Spallieros"), as set forth in the Guaranty, which Guaranty shall be secured by the Spallieros' pledge of the stock they hold in Tanon Manufacturing, Inc. pursuant to the Pledge Agreement, and Borrower will comply with all terms, conditions and provisions set forth in the Guaranty and the Pledge Agreement.

ARTICLE VI.  CONDITIONS TO CLOSING.

                  6.1 As conditions precedent to the performance by Lender of any of its obligations hereunder, Borrower shall deliver to Lender, on or before the Closing Date, in form and substance satisfactory to Lender, in addition to this Business Loan Agreement: (i) the Note; (ii) the Security Agreement; (iii) the Pledge Agreement; (iv) the Guaranty; (v) Opinion of Borrower's Counsel in a form acceptable to Lender's Counsel; (vi) Incumbency Certificate of Borrower;
(vii) Certified Copy of Borrower's Articles of Incorporation and By-Laws; (viii) Certified Copy of Borrower's Authorizing Board of Directors' Resolutions; (ix) Financing Statements on Forms UCC-1; (x) Lien Searches; (xi) Landlord or Mortgagee Waiver; (xii) Insurance Certificates with Lender as additional Loss Payee; and (xii) Such other documents as Lender shall require.

ARTICLE VII.  BORROWER'S AFFIRMATIVE COVENANTS.
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         During the Term hereof, Borrower agrees to:

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                  7.1 Furnish Lender within 45 days after the close of each
fiscal quarter, a balance sheet as of the close of such quarter and an operating statement and statement of cash flows for such quarter, each prepared in accordance with GAAP consistently applied, and certified as accurate by an authorized officer of Borrower who shall also certify that this Business Loan Agreement is not in default by its terms. Upon written request of Lender, Borrower will provide this information in consolidating, as well as consolidated form;

                  7.2 Furnish Lender within 90 days after the close of each fiscal year audited annual financial statements including a statement of cash flows and an operating statement for the fiscal year and a balance sheet as of the close of the fiscal year, prepared in accordance with GAAP consistently applied, reviewed by a certified public accountant satisfactory to Lender. Upon written request of Lender, Borrower will provide this information in consolidating as well as consolidating form. Borrower shall furnish to Lender, together with such annual financial statement, a certificate of non-default, in form and substance satisfactory to Lender, executed by such accounting firm and the president or general partner of Borrower;

                   7.3 Make available for inspection to a duly authorized representative of Lender any of Borrower's (and Borrower's subsidiaries') books and records when requested to do so and to furnish Lender any information regarding Borrower's (and Borrower's subsidiaries') business affairs and financial condition within a reasonable time after written request by Lender therefor and provide Lender with all annual and quarterly reports, proxy statements, and other reports sent to such stockholders of Borrower at the time such reports are sent to stockholders;

                  7.4 Keep Collateral insured against such casualties as Lender shall reasonably require, provided that the amount of such insurance shall not exceed the replacement value of the Collateral. All insurance policies shall be written for the benefit of the Borrower as the insured, and shall name the Lender as loss payee, and such policies shall be delivered to and held by the Lender. All such policies shall provide for at least ten days' advance notice in writing to the Lender of any cancellation thereof, and shall insure Lender notwithstanding the act or neglect to act of Borrower. If the Borrower fails to pay the premiums on any such insurance, the Lender shall have the right (but shall be under no obligation) to pay such premiums for the Borrower's account. The Borrower shall repay to the Lender any sums which the Lender shall have so paid. The Borrower hereby assigns to the Lender any return or unearned premium which may be due upon cancellation of any such policies for any reason whatsoever and directs the insurers to pay to the Lender any amounts so due;

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                  7.5 Maintain Collateral in good condition and repair, and will pay the cost of repairs to or maintenance of the same and will not permit anything to be done that may impair the value of the Collateral;

                  7.6 Promptly notify the Lender of any event causing deterioration, loss or depreciation in value of any substantial portion of the Borrower's Collateral and the amount of such loss or depreciation. The Borrower shall permit the Lender's agents to have access to its Collateral from time to time, as requested by the Lender, for purposes of examination, inspection, and appraisal thereof and verification of the Borrower's records pertaining thereto. Upon demand by the Lender, and upon default by the Borrower, the Borrower shall permit Lender's agents access to the Collateral at such time designated by the Lender which is reasonably convenient to both parties; and

                  7.7 Pay (and to require subsidiaries to pay) all taxes, assessments and other governmental charges, provided, however, that nothing herein contained shall be interpreted to require Borrower to pay any tax so long as its validity is contested in good faith and adequate reserves are maintained therefor.

ARTICLE VIII.  BORROWER'S NEGATIVE COVENANTS.

                  During the term of this Agreement, and so long as any part of the Indebtedness shall remain unpaid, Borrower and its subsidiaries will not without the prior written consent of Lender:

                  8.1 Create or permit to exist against any properties or assets, real or personal, tangible or intangible, now or hereafter acquired, any mortgage, security interest, or other lien or encumbrance, other than those granted pursuant to this Business Loan Agreement, except for: deposits or pledges in connection with or to secure statutory obligations, surety or appeal bonds; or payment of workmen's compensation, unemployment insurance, old age pension or other social security; or any lien for taxes or governmental charges not overdue and payable; or any lien of the kinds normally incident to and resulting from the usual operations of the business in which Borrower is engaged and securing claims not overdue and payable;

                  8.2 Purchase or acquire all or substantially all of the property, assets or business of any other person, firm or corporation;

                  8.3 Purchase or acquire, directly or indirectly, any shares of stock, evidences of indebtedness or other securities of any person, firm partnership, or corporation (including a subsidiary) other than direct obligations of Lender or an affiliate

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of Lender or the U.S. Government and except in settlement of customers' accounts;

                  8.4 Liquidate, or discontinue its normal operations with intention to liquidate, or merge or consolidate with or into any other corporation or company other than Lender or a subsidiary of Lender (including a parent or subsidiary company), or convey, lease or sell all or substantially all of its property, assets or business to any other person, firm or corporation;

                  8.5 Create or incur any indebtedness for borrowed money, including the sale of commercial paper, except;

                    (i)    as provided under this Agreement;

                    (ii)   existing indebtedness as disclosed on  Schedule 8.5
                           (ii) attached hereto;

                  8.6 Sell, assign, transfer or dispose of any of its accounts or notes receivable, with or without recourse, except to Lender;

                  8.7   Make loans or advances to others;

                  8.8 Become a guarantor, surety or otherwise liable for the debts or obligations of others, except to Lender, and except as an endorser of checks or drafts negotiated in the ordinary course of business;

                  8.9 Declare or pay any dividends or make any form of withdrawal from capital, including the purchase of treasury stock;

                  8.10 Incur, create or assume any commitment to make any Lease Payments except as set forth on Schedule 7.10 attached hereto;

                  8.11 Enter into any sale-leaseback transaction;

                  8.12 Prepay any amounts not required or cause to be accelerated any amounts on any outstanding indebtedness now existing or hereafter arising, except to Lender;

                  8.13 Pay salaries, withdrawals or compensation to officers of Borrower in an amount exceeding Officer Compensation in the aggregate per year;

                  8.14 Make capital expenditures during any one fiscal year in an amount in excess of One Hundred Thousand Dollars ($100,000.00);

                  8.15 Sell, issue, or agree to sell or issue, any shares (voting, non-voting, preferred or common of any class) of Borrower,

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or purchase such shares except (i) with respect to the exercise of stock options outstanding as of the Closing Date or (ii) under such circumstances as will in the opinion of Lender not result in a material adverse change in the financial condition of Borrower or the value of any security held by Lender or unfavorably alter the control of Borrower; or

          8.16 Sell or otherwise dispose of its Collateral, except in the ordinary course of business.

ARTICLE IX.  OPPORTUNITY TO CURE DEFAULT.

                  Upon the occurrence of an Event of Default (as defined in Article IX. hereof), Lender shall provide written notice (the "Default Notice") to Borrower of such Event of Default stating the grounds for such default and referencing the section(s) of this Business Loan Agreement and/or any Loan Documents related to such default. During the fifteen-day period following such written notice (the "Cure Period"), Borrower shall have the opportunity to cure or correct such Event of Default. In the event the Borrower fails to cure the Event of Default to the reasonable satisfaction of Lender within the Cure Period, Borrower shall be in default under this Business Loan Agreement.

ARTICLE X.  DEFAULT.

                  Borrower shall be in default (an "Event of Default") under this Business Loan Agreement and under the Note, and the other Loan Documents upon the expiration of the Cure Period, provided that during the Cure Period such Event of Default is not cured or corrected as provided in Article IX. hereof, whereupon Lender, at its option, may declare immediately due and payable, the unpaid balance of the Loan and may exercise all rights and remedies provided to Lender in this Business Loan Agreement, in the Note, and any other Loan Document or otherwise available to Lender in law or in equity, including, but not limited to, Lender's right to set off against any account of any Borrower or any guarantor or surety for Borrower with Lender:

                  10.1 Borrower's failure to pay Lender the principal, interest or other liabilities incurred pursuant to this Business Loan Agreement or any other Loan Document when the same is due and payable;

                  10.2 Borrower's failure to observe, perform or comply with any of Borrower's obligations under this Business Loan Agreement;

                  10.3 Any warranty or representation of Borrower set forth herein being or becoming untrue;

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                  10.4  Any default by Borrower or by any guarantor or
surety for Borrower under the provisions of the Note, or any other
Loan Document;

                  10.5 The determination by an officer of Lender, in such officer's reasonable judgment, that a material adverse change in the business or financial condition of Borrower, or of any guarantor or surety for Borrower, has occurred;

                  10.6 The default by Borrower with respect to any obligation of Borrower to Lender or of Borrower to any person, firm or corporation extending credit or loans to Borrower; or

                  10.7 The filing by or against Borrower or any guarantor or surety for Borrower of any proceeding under the Federal Bankruptcy Code or under any other Federal or State law relating to insolvency, receivership, reorganization or debt adjustment, or the appointment of a trustee or receiver for the property of, or assignment for the benefit of creditors by, Borrower or any guarantor or surety for Borrower.

ARTICLE XI.  MISCELLANEOUS.

                  11.1 Lender shall not be deemed to have waived any of the terms, agreements, conditions and covenants hereof, except by a writing signed by an officer of Lender and delivered to Borrower.

                  11.2 Borrower will pay all costs of filing of any financing, continuation or termination statements; mortgages, or suretyship agreements with respect to the security interest created pursuant to this Business Loan Agreement; Borrower will pay any stamp taxes or taxes in the nature thereof which may be payable in connection with the execution of delivery of the Loan Documents.

                  11.3 Borrower hereby forever indemnifies and saves Lender and its directors, officers, employees and agents harmless from and against any and all liability which Lender or any of them may incur or which may be assessed against Lender or any of them with respect to this Business Loan Agreement or any other Loan Document, provided that such liability is not due to the negligence or intentional acts of or on the part of the Lender or any of its directors, officers, employees or agents.

                  11.4 This Business Loan Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements with respect to such subject matter. The terms of any other Loan Documents are expressly incorporated herein and made a part hereof; provided, however, that in any case where a term or condition contained in any other Loan Document cannot be construed (despite every effort to do so) as consistent with the terms of this Business Loan Agreement, this Business Loan Agreement shall govern. This Business Loan Agreement may be amended only by a written instrument which is signed by the parties hereto and which specifically refers to this Business Loan Agreement and states that it is an amendment hereto.

                  11.5 This Business Loan Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania and shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of Lender, and its successors and assigns.

                  11.6 If any term of this Business Loan Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

                  11.7 This Business Loan Agreement shall be in full force and effect until Borrower shall have satisfied in full or been released from all of Borrower's liabilities and obligations to Lender hereunder and Lender shall have no further obligations to Borrower pursuant to the terms hereof.

                  11.8 Any and all actions at law or in equity relating to this Business Loan Agreement, the Note, any other Loan Documents or the Loan shall be brought, and jurisdiction shall be had exclusively, in the courts of Philadelphia County, Pennsylvania or the United States District Court for the Eastern District of Pennsylvania, provided that any action involving the Collateral may be brought in any jurisdiction in which any of the Collateral is located. BORROWER AND LENDER EACH EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY CASE BROUGHT BY ANY PARTY WITH RESPECT TO THIS BUSINESS LOAN AGREEMENT, THE NOTE, ANY OTHER LOAN DOCUMENT OR THE LOAN.

                  11.9 If Borrower shall pay any interest under the terms of the Note at a rate higher than the maximum rate allowed by applicable law, then such excess payment shall be credited as a payment of principal of the Loan, unless Borrower notifies Lender in writing to return any excess payment to Borrower.

                  11.10 Any notices required or permitted to be given pursuant to this Business Loan Agreement or any Loan Document shall be sufficiently given if delivered in person or by overnight delivery service or sent by United States mail, postage prepaid to the addresses set forth on the first page hereof.

                  11.11 Until the Indebtedness has been paid in full and Lender has no further obligations to Borrower hereunder, Lender shall have the right of first refusal to offer loans to Borrower of all types (including capital leases) and Borrower shall promptly deliver to Lender a copy of all commitment letters or proposals received by Borrower with respect thereto. Lender shall have 10

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days after receipt of each such commitment letter or proposal to exercise the right of first refusal granted hereby.

                  11.12 This Business Loan Agreement may be executed on one or more counterparts and all such counterparts shall together constitute one Business Loan Agreement notwithstanding that all of the parties are not signatories to the original or same counterpart.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Business Loan Agreement this 8th day of September, 1994.


Attest                                            ELECTRONIC ASSOCIATES, INC.

_________________________                         By:   /s/ Charles A. Milo
Secretary

Attest                                            TANON MANUFACTURING, INC.

_________________________                         By:   /s/ Joseph R. Spalliero
Secretary

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                                  EXHIBIT "A"

                                   Litigation

         *Lender is a not a party, but a directive order recipient, to the two following actions:

         Rollins Environmental Services (NJ) Inc., et al. v. United
         ----------------------------------------------------------
States, et. al., Civil Action No. 92-1253 (JEI);
- ---------------
         United States v. Allied Signal Inc., et al., Civil Action No.
         -------------------------------------------
92-2726 (JEI)

         *Lender was served in August 1988 with a complaint filed in Superior Court of New Jersey for Middlesex County on behalf of Marie Vassalo individually and as administratrix of Charles Vassalo. Lender, five identified asbestos manufacturers, and other unidentified "John Doe" defendants were named in the complaint which alleges that as an employee of AT&T from 1966 to 1986, including an unspecified period as an employee at the premises rented by AT&T from Lender, the AT&T employee was exposed to asbestos products and, as a result, sustained severe personal injury and death.

         *The following action was instituted in the Law Division of the Superior Court of New Jersey, Monmouth County in October 1992:

         Lemco Associates, L.P. v. Electronic Associates, Inc., COMAX,
         -------------------------------------------------------------
Inc., american Metal, Inc., David McAvoy III et al. (Docket No.
- --------------------------------------------------
MON-L-6492-92)

         *On April 5, 1994, Stephen Pudles filed an action in Superior Court of New Jersey, Law Division, County of Ocean alleging that: (i) Lender breached an oral agreement with Mr. Pudles by refusing to pay certain agreed upon compensation to him; (ii) Lender made negligent misrepresentations in inducing Mr. Pudles to enter into such oral contract per the period following Mr. Pudles' voluntary resignation from his employment with Lender; and (iii) Lender defrauded Mr. Pudles.